CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 20, 1997, which appears on page F-2 of the Imaging Diagnostic Systems, Inc. financial statements and to the reference to our firm under the caption "Experts" in the Prospectus.


                                                      /s/  MARGOLIES AND FINK

Pompano Beach, Florida
March 18, 1997